UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 13, 2016

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on December 13, 2016. See the Proxy Statement for more information on the proposals presented at the meeting, the relevant portions of which are incorporated herein by reference.

PROPOSAL 1: ELECTION OF DIRECTORS

The stockholders elected all of the Board’s nominees for director. The voting results were as follows:

Director	For	Withheld	Broker Non-Votes
J. Steven Cole	24,836,910	183,248	739,848
Daniel S. Jaffee	23,545,764	1,444,394	739,848
Richard M. Jaffee	23,478,175	1,541,983	739,848
Joseph C. Miller	22,737,296	2,282,862	739,848
Michael A. Nemeroff	22,570,530	2,449,628	739,848
George C. Roeth	24,945,480	74,678	739,848
Allan H. Selig	23,658,988	1,361,170	739,848
Paul E. Suckow	24,316,738	703,420	739,848
Lawrence E. Washow	24,933,272	86,886	739,848

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The stockholders ratified the appointment of Grant Thornton LLP as independent auditor for the fiscal year ending July 31, 2016. The voting results were as follows:

For	25,630,357
Against	127,258
Abstain	2,391

Item 8.01	Other Events.

Also on December 13, 2016, the Registrant’s Board of Directors declared quarterly cash dividends of $0.22 per share of the Registrant’s Common Stock and 0.165 per share of the Registrant’s Class B Stock. The dividends will be payable on March 3, 2017, to stockholders of record at the close of business on February 17, 2017. A copy of the Registrant’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release dated December 13, 2016 (Cash Dividends)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date:  December 13, 2016

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release dated December 13, 2016 (Cash Dividends)